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                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                           PAR VALUE $0.01 PER SHARE
                         (INCLUDING ASSOCIATED RIGHTS)

                                       OF

                             DAVE & BUSTER'S, INC.

                                       AT

                              $12.00 NET PER SHARE

                                       BY

                           D&B ACQUISITION SUB, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
              TUESDAY, JULY 2, 2002, UNLESS THE OFFER IS EXTENDED.

                                      JUNE 4, 2002

TO BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:

     We have been engaged by D&B Acquisition Sub, Inc., a Missouri corporation ("Purchaser"), to act as Information Agent in connection with Purchaser's offer to purchase all outstanding shares of common stock, par value $0.01 per share (together with the associated stock purchase rights, the "Shares"), of Dave & Buster's, Inc., a Missouri corporation ("Dave & Buster's"), at $12.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 4, 2002, and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

     The Offer is being made in connection with the Agreement and Plan of Merger, dated as of May 30, 2002, by and among D&B Holdings I, Inc., a Delaware corporation ("Parent"), Purchaser and Dave & Buster's (the "Merger Agreement"). The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the General and Business Corporation Law of the State of Missouri, Purchaser will be merged with and into Dave & Buster's (the "Merger"), with Dave & Buster's surviving the Merger as a wholly-owned subsidiary of Parent.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

          1.  The Offer to Purchase, dated June 4, 2002.

          2. The Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares.

          3. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if the procedures for tendering Shares set forth in the Offer to Purchase cannot be completed prior to the Expiration Date (as defined in the Offer to Purchase).

          4. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.
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          5.  Guidelines of the Internal Revenue Service for Certification of
     Taxpayer Identification Number on Substitute Form W-9.

          6. A return envelope addressed to the Bank of New York as depositary (the "Depositary").

          7. The Solicitation/Recommendation Statement on Schedule 14D-9 filed by Dave & Buster's with respect to the Offer.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JULY 2, 2002, UNLESS THE OFFER IS EXTENDED.

     Please note the following:

          1. The tender price is $12.00 per Share, net to the seller in cash without interest.

          2.  The Offer is being made for all outstanding Shares.

          3. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JULY 2, 2002, UNLESS THE OFFER IS EXTENDED.

          4. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn a sufficient number of Shares such that, after the Shares are purchased pursuant to the Offer, Purchaser and its subsidiaries would own at least 80% of the Shares outstanding on the date of purchase. The Offer is also subject to the other conditions set forth in the Offer to Purchase. See Sections 1 and 11 of the Offer to Purchase.

          5. At a meeting held on May 30, 2002, the Board of Directors of Dave & Buster's, acting in part upon the recommendation of a special committee of independent directors of the Board of Directors, has by unanimous vote
     (i) determined that the Offer, the Merger and the Merger Agreement are fair from a financial point of view to, and in the best interests of, the stockholders of Dave & Buster's, (ii) approved the Offer, the Merger, the Merger Agreement and the Support and Exchange Agreement (defined in the Offer to Purchase) and (iii) recommended that the Stockholders of Dave & Buster's accept the Offer and tender their Shares pursuant thereto.

          6. Tendering holders of Shares ("Holders") whose Shares are registered in their own name and who tender directly to the Depositary, will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.

          7. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax, and 30% of any reportable payments to such stockholder or other payee may be withheld pursuant to the Offer.

          8. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares (a "Book-Entry Confirmation") with respect to such Shares) into the Depositary's account at The Depository Trust Company, (ii) a Letter of Transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 2 to the Offer to Purchase) in lieu of the Letter of Transmittal), and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE OF THE TENDERED SHARES BE PAID BY PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

     In order to take advantage of the Offer, certificates for all tendered Shares in proper form for transfer (or a Book-Entry Confirmation with respect to all such shares), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal), and any required documents must be received by the Depositary, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     Any Holder who desires to tender Shares and whose certificates for Shares are not immediately available, or who cannot comply with the procedures for book-entry transfer on a timely basis, or who cannot deliver all required documents
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to the Depositary prior to the Expiration Date, may tender such Shares by following the procedures for guaranteed delivery set forth in Section 3 of the Offer to Purchase.

     Purchaser will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Shares pursuant to the Offer (other than the Depositary and the Information Agent as described in the Offer to Purchase). Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any transfer taxes with respect to the transfer and sale of purchased Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Questions and requests for additional copies of the enclosed material may be directed to D.F. King & Co., Inc., the Information Agent for the Offer, at D.F. King & Co., Inc., 77 Water Street, New York, New York 10005-4495, or by telephone at (212) 269-5550.

                                      Very truly yours,

                                      D.F. KING & CO., INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU THE AGENT OF PURCHASER, DAVE & BUSTER'S, THE INFORMATION AGENT, THE DEPOSITARY, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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